Limited Power of Attorney
     The undersigned, Kenneth R. Peak, hereby authorizes each of John E. Vollmer III, Kenneth N. Berns, William L. Moll, Jr., Gregory W. Pipkin, and Douglas J. Wall (with full power to each of them to act alone), as the undersigned's true and lawful attorney-in-fact, with full power of substitution to:
     (1) prepare and sign in the name of and on behalf of the undersigned any and all forms and reports required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934 and the rules thereunder, including, but without limitation, Form 3-Initial Statement of Beneficial Ownership of Shares of Securities, Form 4-Statement of Changes of Beneficial Ownership of Securities, and Form 5-Annual Statement of Beneficial Ownership of Securities;
     (2) perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
     (3) take any other action of any type in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
     The undersigned hereby grants to each such attorney-in-fact full power to do and perform any and every act requisite, necessary or proper to be done in the exercise of any of the rights or powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
     This Limited Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's beneficial ownership of securities, unless earlier revoked by the undersigned in a signed and dated writing delivered to each of the foregoing attorneys-in-fact.
     By execution of this Limited Power of Attorney, the undersigned revokes all powers previously granted with respect to the preparation, execution and filing of Section 16 forms and reports.
     Executed this 31st day of October, 2007

/s/ Kenneth R. Peak
Name:	Kenneth R. Peak